Exhibit 99.1

CTG Partners with VCU Health System to Support

System-Wide Epic Deployment

Provides Critical Legacy Application and Readiness Support; Delivers Epic Go-Live Training and At-the-Elbow Assistance for Over 16,000 End Users

Buffalo, New York, March 1, 2022 – CTG (NASDAQ: CTG), a leading provider of digital IT solutions in North America and Western Europe, today announced the successful collaboration with VCU Health System during their Epic go-live in December 2021. Throughout the engagement, CTG provided solutions for legacy applications, critical go-live readiness activities, end-user training, workflow optimization, and in-person end-user application support for the VCU Health enterprise.

On December 1, 2021, VCU Health announced its plans for enterprise-wide deployment of Epic, an electronic health record (EHR), to provide patient-centered care and a fully connected network across the enterprise by improving patient and clinician communications and care decisions.

Early in the organization's Epic implementation planning process, CTG was engaged to support critical legacy applications to allow internal health system resources to focus on Epic planning and application training. VCU Health then engaged CTG for activation and training support solutions.

In preparation for the activation, CTG collaborated with the health system on activities related to training, virtual and onsite support levels and logistics, and inpatient and ambulatory technical readiness—all critical to ensuring adequate training, staffing, and technical preparation for go-live.

"CTG was an important partner during our Epic go-live," says Sharon Gibbs, Senior Director of EHR Operations at VCU Health. "CTG was able to pivot quickly to address changing training, readiness, and go-live needs.”

The ongoing COVID-19 pandemic meant that VCU Health had to weigh the pros and cons of providing offsite, in-person, and virtual training. The organization elected to deliver training in a hybrid model in which end users would assemble at offsite locations that accommodated safe social distancing. Attendees then logged into virtual training sessions delivered by the CTG Training team.

CTG's more than 140 Epic-Certified or Credentialed Trainers assisted with curriculum development, prepared and updated training content, supported the Epic Specialists Training Specialists (STS) Training Program, helped develop User Setting Lab content, and trained providers on how to personalize the new system. CTG’s team trained approximately 16,000 health system end users throughout the engagement. To ensure the organization’s staff had a positive experience, CTG provided more than 50 onsite support staff to manage the logistics of the hybrid learning environment and provide a seamless user experience.

VCU Health elected to have in-person, At-the-Elbow (ATE) support to supplement their team during the go-live to ensure adoption and build confidence in the new system. CTG collaborated with health system leadership to conduct a thorough Activation Site Assessment (Assessment) to determine the necessary go-live support levels, including reviewing all hospitals and ambulatory sites. This Assessment was instrumental in determining the required number of people with Epic application support skills to ensure health system staff could use their new EHR system without affecting patient care.

CTG’s Assessment methodology considered every area in which clinicians work and resulted in heat maps for hundreds of sites, which were then mapped to lodging areas and driving routes to ensure the large support teams were always where they needed to be, when they needed to be there. As VCU Health’s needs changed during the go-live, CTG responded and adjusted the plan to provide support and solutions as required.

Finally, the organization looked to CTG for additional technical readiness activity support. Teams of more than 150 experienced CTG consultants worked closely with team members to identify, extract, and load critical ambulatory and inpatient data into the new system.

"VCU Health is known for offering the highest-quality care, and COVID-19 added additional complexity to this critical project. When cases increased in their community, their clinical staff had to focus first on their primary mission—patient care," said Tanya Johnson, CTG's Managing Director, Healthcare Solutions. "Together, we quickly developed a response to their changing needs and expanded our go-live team to help ensure the Epic Super User support levels necessary for a successful deployment."

Due to the large number of end users and the significant geographic area VCU Health supports, CTG provided nearly 1,200 activation team members for the go-live who supported more than 16,000 end users across five hospitals and multiple ambulatory centers throughout eastern and central Virginia. Deploying a team of this magnitude required constant, complex staffing and logistics management.

“CTG's seasoned project management team and technology tools allowed us to expand our team to meet evolving training and go-live needs while continuing to follow strict COVID-19 safety protocols," said Ms. Johnson.

On Saturday, December 4, 2021, VCU Health successfully went live on Epic across all hospitals and clinics, except VCU Health Tappahannock Hospital and its Warsaw location, which will follow in March 2022.

Currently, a small number of CTG training and go-live staff continue to support end-user training and workflow optimization in high-complexity areas. CTG will also return to support the go-live for VCU Health Tappahannock Hospital. In addition, VCU Health has also recently chosen CTG as their Managed Services partner for MyChart and Epic Level 1.5 support solutions.

About VCU Health

Virginia Commonwealth University (VCU) is a major urban public research university with national and international rankings in sponsored research. The VCU Health brand represents the VCU health sciences academic programs, the VCU Massey Cancer Center, and the VCU Health System, which comprises VCU Medical Center (the only academic medical center in central Virginia), Community Memorial Hospital, Tappahannock Hospital, Children's Hospital of Richmond at VCU, and MCV Physicians.

About CTG

CTG is a leading provider of digital transformation solutions and services that accelerate clients' project momentum and achievement of their desired IT and business outcomes. We have earned a reputation as a faster and more reliable, results-driven partner focused on improved data-driven decision-making, meaningful business performance improvements, new and enhanced customer experiences, and continuous innovation. CTG has operations in North America, South America, Western Europe, and India. The Company regularly posts news and other important information online at www.ctg.com.

Forward-Looking Statements

This document contains certain forward-looking statements concerning the Company's current expectations as to future growth, financial outlook, business strategy, and performance expectations for 2021 and beyond and statements related to cost control, new business opportunities, financial performance, market demand, and other attributes of the Company, which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995. Generally, the words "anticipates", "believes", "expects", "plans", "may", "will", "would", "should", "seeks", "estimates", "project", "predict", "potential", "currently", "continue", "intends", "outlook", and other similar words identify forward-looking statements. These statements are based upon the Company's current expectations and assumptions, a review of industry reports, current business conditions in the areas where the Company does business, feedback from existing and potential new clients, a review of current and proposed legislation and governmental regulations that may affect the Company and/or its clients, and other future events or circumstances. Actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors and risks, including among others, the effects of the COVID-19 pandemic and the regulatory, social and business responses thereto on the Company's business, operations, employees, contractors and clients, the availability to the Company of qualified professional staff, domestic and foreign industry competition for clients and talent, increased bargaining power of large clients, the Company's ability to protect confidential client data, the partial or complete loss of the revenue the Company generates from International Business Machines Corporation (IBM), the ability to integrate businesses when acquired and retain their clients while achieving cost reduction targets, the uncertainty of clients' implementations of cost reduction projects, the effect of healthcare reform and initiatives, the mix of work between solutions and staffing, currency exchange risks, risks associated with operating in foreign jurisdictions, renegotiations, nullification, or breaches of contracts with clients, vendors, subcontractors or other parties, the change in valuation of capitalized software balances, the impact of current and future laws and government regulation, as well as repeal or modification of such, affecting the information technology (IT) solutions and staffing industry, taxes and the Company's operations in particular, industry and economic conditions, including fluctuations in demand for IT services, consolidation among the Company's competitors or clients, the need to supplement or change our IT services in response to new offerings in the industry or changes in client requirements for IT products and solutions, actions of activist shareholders, and other factors that involve risk and uncertainty including those listed in the Company's reports filed with the Securities and Exchange Commission. Such forward-looking statements should be read in conjunction with the Company's disclosures set forth in the Company's Form 10-K for the year ended December 31, 2020, including the uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections and other reports, including but not limited to subsequent quarterly reports on Form 10-Q, that may be filed from time to time with the Securities and Exchange Commission and may be obtained through the Securities and Exchange Commission's Electronic Data Gathering and Analysis Retrieval System ("EDGAR") at www.sec.gov. The Company assumes no obligation to update the forward-looking information contained in this release.

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